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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 24, 2005


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                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)


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             Delaware                   001-16179               72-1409562
 (State or other jurisdiction of  (Commission file number)    (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                    (Address of principal executive offices)

                                 (504) 569-1875
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Severance Agreements

     On March 24, 2005, the Board of Directors of Energy Partners, Ltd. (the "Company") approved Change of Control Severance Agreements (the "Severance Agreements") with Richard A. Bachmann, the Company's Chairman, President and Chief Executive Officer, Phillip A. Gobe, the Company's Executive Vice President and Chief Operating Officer, David R. Looney, the Company's Executive Vice President and Chief Financial Officer and John H. Peper, the Company's Executive Vice President, General Counsel and Corporate Secretary. Each Severance Agreement has a three year term, and terminates March 28, 2008.

     On March 24, 2005, the Board of Directors also approved a Change of Control Severance Plan (the "Severance Plan" and, together with the Severance Agreements, the "Severance Program") for certain key employees, including T. Rodney Dykes, the Company's Senior Vice President - Production and William Flores, Jr., the Company's Senior Vice President - Drilling. The Severance Plan may be amended or terminated by the Company's Board of Directors in its sole discretion prior to the occurrence of a change of control of the Company.

     The Severance Program provides that, upon the occurrence of a change of control, all equity awards granted to participants will become fully vested, all stock options will become fully exercisable and all restrictions on restricted shares and restricted share units will lapse. With respect to performance shares or other awards contingent on satisfaction of performance measures, the performance cycle will end as of the date of the change of control. In addition, participants in the Severance Program are entitled to receive certain benefits in the event of certain terminations of employment for "good reason" (including terminations by the participant following certain changes in duties, benefits, etc. that are treated as involuntary terminations) occurring within two years after a change of control. An eligible participant would be entitled to receive between one and three times the sum of (i) the participant's annual rate of base salary for the year of termination and (ii) the participant's average annual bonus from the Company for the three calendar years preceding the calendar year in which such termination of employment occurs (or, if the participant was employed for less than three years, the greater of the average annual bonus for all of the calendar years such individual was employed and the target bonus for the calendar year of termination). Messrs. Bachmann, Gobe, Looney and Peper are entitled to receive three times, and Messrs. Dykes and Flores are entitled to receive two times, the sum described in the preceding sentence. Payments are to be paid in a lump sum in cash within 30 days following termination. In addition, participants will continue to receive medical and life insurance benefits in existence at the time of the change of control for a specified period of time (18 months for our executive officers); provided that the participant continues to pay the same portion of the required premium for such coverage as was required prior to termination. If any payments are subject to the excise tax on "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, payments to the participant will be reduced until no amount payable to the participant would constitute an "excise parachute payment," provided that no such reduction will be made if the net after-tax payment to which the participant would otherwise be entitled without such reduction would be greater than the net after-tax payment, in each case, after taking into account Federal, state, local or other income and excise taxes, to the participant resulting from the receipt of such payments with such reduction.

     For purposes of the Severance Program and awards under the 2000 Long Term Stock Incentive Plan and the 2000 Stock Incentive Plan for Non-Employee Directors, a change of control generally includes any of the following events:
(i) an acquisition by any person of 25% or more of the securities

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entitled to vote in the election of directors, (ii) the current directors, or their approved successors, no longer constitute a majority of the Board of Directors, (iii) a merger or similar transaction is consummated which results in the holders of our Common Stock owning 50% or less of the surviving or transferee entity's securities entitled to vote generally in the election of directors or (iv) approval of a plan of liquidation or disposition of all or substantially all of our assets.

     The foregoing descriptions of the Agreements and the Plan are qualified in their entireties by reference to the Plan and the form of Agreement attached as
Exhibit 10.1 and 10.2, respectively, to this current report on Form 8-K.

Performance Measures

     The Compensation Committee approved the performance measures for determination of awards for performance shares granted in March 2005. Each performance share entitles the holder to receive, at the end of the performance period and upon the satisfaction of conditions set forth in the Company's Amended and Restated 2000 Long Term Stock Incentive Plan, shares of the Company's Common Stock. With respect to such performance shares, the payout can vary depending on the Company's proved reserve growth, production growth and full cycle return on investment, all computed after a 3-year cycle, compared with the results during the same period of public companies that are of relatively similar size and geographic scope as the Company selected by the Committee. Payout is equal to the number of performance shares granted times a performance modifier based on the absolute ranking of the Company's performance relative to the peer group. The form of performance share agreement is attached as Exhibit 10.3 to this current report on Form 8-K.

     The Compensation Committee also approved revised quantitative targets to be used to assist in determining the award of annual bonuses to the Company's executive officers for Fiscal 2005. The quantitative factors consist of predetermined targets of production growth, reserve replacement, reserve replacement cost, lease operating expense per barrel of oil equivalent and return on capital employed. The Committee targets the 75th percentile for the combination of base salary and incentive bonus.

Item 9.01. Financial Statements and Exhibits.

           Exhibits. The following exhibits are filed herewith:


      Exhibit No.         Description

          10.1            Energy Partners, Ltd. Change of Control Severance
                          Agreement

          10.2            Form of Change of Control Severance Plan

          10.3 Form of Performance Share Agreement under the Amended and Restated 2000 Long Term Stock Incentive Plan


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 30, 2005


                                       ENERGY PARTNERS, LTD.


                                       By:    /s/ John H. Peper
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                                              John H. Peper
                                              Executive Vice President, General
                                              Counsel and Corporate Secretary